UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________

SCHEDULE 14A

__________________________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.       )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

180 Life Sciences Corp.

(Name of Registrant as Specified in its Charter)

___________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

180 Life Sciences Corp.
3000 El Camino Real, Bldg. 4, Suite 200
Palo Alto, CA 94306
(650) 507-0669

November 16, 2022

To Our Stockholders:

You are cordially invited to attend a special meeting (the “Special Meeting”) of stockholders of 180 Life Sciences Corp., a Delaware corporation (the “Company” or “180 Life”) to be held (subject to postponement(s) or adjournment(s) thereof):

Date:	Thursday, December 15, 2022
Time:	9:00 a.m. Pacific Time
Virtual Meeting Site:	https://agm.issuerdirect.com/ATNF

You will not be able to attend the Special Meeting physically. The Special Meeting will be held via an audio teleconference and all stockholders are invited to attend the meeting virtually. Stockholders may attend the Special Meeting via the Internet by logging in at https://agm.issuerdirect.com/ATNF (please note this link is case sensitive), with your Control ID, and thereafter following the instructions to join the virtual meeting. In addition to voting by submitting your proxy prior to the Special Meeting and/or voting online as discussed herein, you also will be able to vote your shares electronically during the Special Meeting with your Request ID.

In connection with the Special Meeting, you will be asked to consider and vote on certain stockholder proposals, which are more fully described in the accompanying proxy statement. Whether or not you plan to attend the Special Meeting, we urge you to read the proxy statement (and any documents incorporated into the proxy statement by reference) and consider such information carefully before voting. The attached Notice of Meeting and the Proxy Statement describe the business to be considered and acted upon by the stockholders at the Special Meeting. Please review these materials and vote your shares.

The Board of Directors unanimously recommends that our stockholders vote “FOR” all of the proposals presented in the proxy statement.

Your vote is very important. Even if you plan to attend the Special Meeting, if you are a holder of record of common stock please submit your proxy by mail, fax, Internet or telephone as soon as possible to make sure that your shares are represented at the Special Meeting. If you hold your shares of common stock in “street name” through a bank, broker, or other nominee, you must vote in accordance with the voting instructions provided to you by such bank, broker, or other nominee, which include instructions for voting by Internet or telephone.

Our Board of Directors encourages your participation in 180 Life Sciences Corp.’s electoral process and, to that end, solicits your proxy with respect to the matters described in the Notice of Meeting and the Proxy Statement

We look forward to seeing you on Thursday, December 15, 2022. Your vote and participation in our governance is very important to us.

Sincerely,

Sir Marc Feldmann, Ph.D.	Lawrence Steinman, M.D.
Executive Co-Chairman	Executive Co-Chairman

180 LIFE SCIENCES CORP.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date:	Thursday, December 15, 2022
Time:	9:00 a.m. Pacific Time
Virtual Meeting Site:	https://agm.issuerdirect.com/ATNF

Notice is hereby given that a special meeting (the “Special Meeting”) of stockholders of 180 Life Sciences Corp. (the “Company”) will be held via an audio teleconference at https://agm.issuerdirect.com/ATNF (please note this link is case sensitive), on Thursday, December 15, 2022, at 9:00 a.m., Pacific Time.

At this meeting, you will be asked to:

1.      Approve an amendment to our Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our issued and outstanding shares of our common stock, par value $0.0001 per share, by a ratio of between one-for-four to one-for-twenty, inclusive, with the exact ratio to be set at a whole number to be determined by our Board of Directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to December 15, 2023; and

2.      Approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the above proposal.

The close of business on November 7, 2022 has been established as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and at any adjournments thereof. At the close of business on the record date, there were (a) 40,460,494 shares of our common stock outstanding; (b) no shares of our Series A Convertible Preferred Stock outstanding; (c) 1 share of our preferred Class C Special Voting Shares outstanding; and (d) 1 share of our preferred Class K Special Voting Shares outstanding. The common stock votes one vote on all stockholder matters, the Class C Special Voting Shares, vote 0 voting shares in aggregate; and the Class K Special Voting Shares vote 5,275 voting shares in aggregate. As a result, we had an aggregate of 40,465,769 total voting shares as of the record date.

The presence in person or by proxy of holders of a majority of the issued and outstanding shares of our voting stock entitled to vote at the Special Meeting constitutes a quorum for the transaction of business at the Special Meeting. A list of the stockholders of record as of the record date will be available for inspection by stockholders, for any purpose germane to the Special Meeting, at the Company’s offices during normal business hours for a period of 10 days prior to the Special Meeting.

All stockholders are invited to attend the Special Meeting in person.

Regardless of whether you plan to attend the Special Meeting, we hope you will vote as soon as possible. If you are a holder of record of common stock or preferred stock, you may vote in person at the Special Meeting or by mail, fax, Internet or telephone by following the instructions on the enclosed proxy card or voting instruction card. Voting by written proxy or voting instruction card will ensure your representation at the Special Meeting regardless of whether you attend in person. If you hold your shares of common stock or preferred stock in “street name” through a bank, broker, or other nominee, you must vote in accordance with the voting instructions provided to you by such bank, broker, or other nominee, which include instructions for voting by Internet or telephone.

If you have any questions or require any assistance with voting your shares, please contact our proxy agent, Issuer Direct Corporation at (919) 481-4000, or 1-866-752-VOTE (8683).

By Order of the Board of Directors,

Sir Marc Feldmann, Ph.D.	Lawrence Steinman, M.D.
Executive Co-Chairman	Executive Co-Chairman

i

Appendix A – Form of Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of 180 Life Sciences Corp.

ii

180 LIFE SCIENCES CORP.
3000 El Camino Rd., Bldg. 4, Suite 200
Palo Alto, California 94306

PROXY STATEMENT

This proxy statement and an accompanying proxy card are being furnished in connection with the solicitation by the Board of Directors (the “Board”) of 180 Life Sciences Corp. (the “Company”) for use at a special meeting of stockholders (the “Special Meeting”) to be held on Thursday, December 15, 2022, and at any adjournments, continuations or postponements thereof. The approximate date this proxy statement and the accompanying proxy card are being first mailed to stockholders is on or about November 16, 2022. The Special Meeting will be held via an audio teleconference at https://agm.issuerdirect.com/ATNF (please note this link is case sensitive), at 9:00 a.m. Pacific Time.

DEFINITIONS

Unless the context requires otherwise, references in this proxy statement to the “Company,” “we,” “us,” “our,” “180 Life”, “180LS” and “180 Life Sciences Corp.” refer specifically to 180 Life Sciences Corp. and its consolidated subsidiaries. References to “KBL” refer to the Company prior to the November 6, 2020 Business Combination.

In addition, unless the context otherwise requires and for the purposes of this Proxy Statement only:

•        “CAD” refers to Canadian dollars;

•        “Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

•        “£” or “GBP” refers to British pounds sterling;

•        “SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and

•        “Securities Act” refers to the Securities Act of 1933, as amended.

SUMMARY

This summary highlights selected information in this proxy statement and may not contain all of the information about the proposals being considered at the Special Meeting that is important to you. You should carefully read this proxy statement in its entirety, and any other documents to which we have referred you, for a more complete understanding of the matters being considered at the Special Meeting.

The Special Meeting

The Special Meeting of Stockholders of 180 Life Sciences Corp. will be held at 9:00 a.m. Pacific Time on Thursday, December 15, 2022, via an audio teleconference at https://agm.issuerdirect.com/ATNF (please note this link is case sensitive). At the Special Meeting, you will be asked to consider and vote upon:

1.      A proposal to approve an amendment to our Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our issued and outstanding shares of our common stock, par value $0.0001 per share, by a ratio of between one-for-four to one-for-twenty, inclusive, with the exact ratio to be set at a whole number to be determined by our Board of Directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to December 15, 2023 (“Proposal 1”).

2.      A proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1 (“Proposal 2”).

We will also transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

The close of business on November 7, 2022 has been established as the record date (“Record Date”) for determining the stockholders entitled to notice of and to vote at the Special Meeting and at any adjournments thereof. Only stockholders at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. At the close of business on the record date, there were (a) 40,460,494 shares of our common stock outstanding; (b) no shares of our Series A Convertible Preferred Stock outstanding; (c) 1 share of our preferred Class C Special Voting Shares outstanding; and (d) 1 share of our preferred Class K Special Voting Shares outstanding. The common stock votes one vote on all stockholder matters, the Class C Special Voting Shares, vote 0 voting shares in aggregate; and the Class K Special Voting Shares vote 5,275 voting shares in aggregate. As a result, we had an aggregate of 40,465,769 total voting shares as of the record date.

Voting Instructions

Stockholders may vote by completing the enclosed proxy card and mailing it in the envelope provided, by using the toll-free telephone number provided on the proxy card, via fax as set forth in the proxy card, over the Internet, or by following the instructions available on the meeting website during the meeting. The telephone voting facility for stockholders of record will close at 11:59 p.m. Eastern Time on December 14, 2022. You may vote during the meeting by following the instructions available on the meeting website during the meeting (which will require your Request ID).

If you hold shares through an account with a bank or broker, the voting of the shares by the bank or broker when you do not provide voting instructions is governed by the rules of the New York Stock Exchange (the “NYSE”). NYSE rules allow brokers, banks and other nominees to vote shares on certain “routine” matters for which their customers do not provide voting instructions. Both Proposal 1 and Proposal 2 are “routine” proposals. Therefore, if you do not instruct your broker, bank and other nominee how to vote, your broker, bank and other nominee will have discretionary authority to vote your shares on those proposals. A broker non-vote occurs when your bank or broker submits a proxy but does not vote on non-routine proposals, absent specific instructions from you. Given that both Proposal 1 and Proposal 2 are routine proposals and your broker, bank or other nominee will have discretionary authority to vote your shares on these proposals, we do not expect any broker non-votes at the Special Meeting.

Instructions for the Virtual Meeting

The Special Meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live audio webcast.

To participate in the virtual meeting, visit https://agm.issuerdirect.com/ATNF (please note this link is case sensitive) and enter the control number on your proxy card, or on the instructions that accompanied your proxy materials.

We recommend you check in/log in to the Special Meeting 15 minutes before the meeting is scheduled to start so that any technical difficulties may be addressed before the meeting begins.

You may vote during the meeting by following the instructions available on the meeting website during the meeting. To the best of our knowledge, the virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Internet connection wherever they intend to participate in the meeting. Participants should also allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

Technicians will be available to assist you if you experience technical difficulties accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call 844-399-3386 for assistance.

Conduct at the Meeting

The Chairman of the meeting has broad responsibility and legal authority to conduct the Special Meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to address the meeting. Only stockholders or their valid proxy holders may address the meeting. The Chairman may exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business.

Inspector of Voting

It is anticipated that representatives of Issuer Direct Corporation will tabulate the votes and act as inspector of election for the Special Meeting.

Confidential Voting

Independent inspectors will count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card, as necessary to meet applicable legal requirements, or to assert or defend claims for or against the Company.

Voting Process

If you are a stockholder of record, there are five ways to vote:

•        At the virtual Special Meeting.    You may vote during the meeting by following the instructions available on the meeting website during the meeting.

•        Via the Internet.    You may vote by proxy via the Internet by following the instructions provided in the notice.

•        By Telephone.    If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card or notice.

•        By Fax.    If you request printed copies of the proxy materials by mail, you may vote by proxy by faxing your proxy to the number found on the proxy card or notice.

•        By Mail.    If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Providing and Revoking Proxies

The presence of a stockholder at our Special Meeting will not automatically revoke that stockholder’s proxy. However, a stockholder may revoke a proxy at any time prior to its exercise by:

•        submitting a written revocation prior to the Special Meeting to the Corporate Secretary, 180 Life Sciences Corp., 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, California 94306;

•        submitting another signed and later dated proxy card and returning it by mail in time to be received before our Special Meeting or by submitting a later dated proxy by the Internet or telephone prior to the Special Meeting; or

•        attending our Special Meeting and voting by following the instructions available on the meeting website during the meeting.

Other Matters Properly Brought Before the Special Meeting

Our Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

Proposals to be Voted Upon at the Special Meeting

Proposal 1

We are proposing to amend Article IV of the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to effect a reverse stock split of our issued and outstanding shares of our common stock by a ratio of between one-for-four and one-for-twenty, inclusive, with the exact ratio to be set at a whole number to be determined by our Board of Directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to December 15, 2023. The text of the proposed articles of amendment amending Article IV of the Certificate of Incorporation, subject to non-material technical, administrative or similar changes and modifications in the reasonable discretion of the officers of the Company, is attached as Appendix A and is incorporated into this proxy statement by reference.

Proposal 1 is not conditioned on the approval of any other proposal. If Proposal 1 is approved, the Board intends to implement Proposal 1 (subject to the right of the Board of Directors or a duly authorized committee thereof to approve the filing of the amendment to the Certificate of Incorporation in their sole discretion) regardless of whether stockholders approve Proposal 2.

There are no specific plans, arrangements, undertakings or agreements to issue shares at this time, except as described in Proposal 1 below.

The Board unanimously recommends that you vote “FOR” Proposal 1.

Proposal 2

We are proposing to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.

The Board unanimously recommends that you vote “FOR” Proposal 2.

Vote Required

Approval of Proposal 1 requires the affirmative vote of the holders of a majority of the outstanding stock of the Company entitled to vote thereon. Approval of Proposal 2 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote thereon. For each of Proposal 1 and Proposal 2, you may vote “FOR,” “AGAINST,” or “ABSTAIN.”

Record Date

The close of business on November 7, 2022 has been established as the Record Date for determining the stockholders entitled to notice of and to vote at the Special Meeting and at any adjournments thereof. At the close of business on the record date, there were (a) 40,460,494 shares of our common stock outstanding; (b) no shares of our Series A Convertible Preferred Stock outstanding; (c) 1 share of our preferred Class C Special Voting Shares outstanding; and (d) 1 share of our preferred Class K Special Voting Shares outstanding. The common stock votes one vote on all stockholder matters, the Class C Special Voting Shares, vote 0 voting shares in aggregate; and the Class K Special Voting Shares vote 5,275 voting shares in aggregate. As a result, we had an aggregate of 40,465,769 total voting shares as of the Record Date. The presence in person or by proxy of holders of a majority of the issued and outstanding shares of our voting stock entitled to vote at the Special Meeting constitutes a quorum for the transaction of business at the Special Meeting.

Results of Voting

We intend to announce the final voting results at the Special Meeting and publish the final results in a Current Report on Form 8-K within four business days of the Special Meeting, unless final results are unavailable in which case we will publish the preliminary results in such Current Report on Form 8-K. If final results are not filed with our Current Report on Form 8-K to be filed within four business days of the Special Meeting, the final results will be published in an amendment to our Current Report on Form 8-K within four business days after the final voting results are known.

Multiple Stockholders Sharing the Same Address

In some cases, one copy of this proxy statement and the accompanying notice of Special Meeting of Stockholders is being delivered to multiple stockholders sharing an address, at the request of such stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement or the accompanying notice of Special Meeting of Stockholders to such a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address may also submit requests for delivery of a single copy of this proxy statement or the accompanying notice of Special Meeting of stockholders, but in such event will still receive separate forms of proxy for each account. To request separate or single delivery of these materials now or in the future, a stockholder may submit a written request to our Corporate Secretary at our principal executive offices at 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, California 94306, or a stockholder may make a request by calling our Investor Relations at (650) 507-0669. To ensure that all shares are voted, please either vote each account as discussed above under “Voting Process”, or sign and return by mail all proxy cards or voting instruction forms.

Solicitations

All solicitation expenses, including costs of preparing, assembling and mailing proxy materials, will be borne by the Company. It is expected that solicitations will be made primarily by mail, but our directors, officers and other employees also may solicit proxies by telephone and in person, without additional compensation. Additionally, the Company has retained Issuer Direct Corporation as proxy agent and engaged Issuer Direct Corporation to help assist in the solicitation of proxies. Issuer Direct Corporation may solicit proxies on the Board’s behalf. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries for proxy materials to be sent to their principals, and we will reimburse such persons for their reasonable expenses in so doing.

Adjournment of the Special Meeting

The chairman of the Special Meeting or the holders of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote have the power to adjourn the Special Meeting from time to time without notice other than announcement at the Special Meeting of the time and place of the adjourned meeting.

FORWARD LOOKING STATEMENTS AND WEBSITE LINKS

Statements in this Proxy Statement that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements, including any failure to meet stated goals and commitments, and execute our strategies in the time frame expected or at all, as a result of many factors, including the need for additional funding, the terms of such funding, changing government regulations, the outcome of trials and our ability to market and commercialize future products. More information on risks, uncertainties, and other potential factors that could affect our business and performance is included in our other filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. These forward-looking statements are based on our current estimates and assumptions and, as such, involve uncertainty and risk. Actual results could differ materially from projected results.

We do not assume any obligation to update information contained in this document, except as required by federal securities laws. Although this Proxy Statement may remain available on our website or elsewhere, its continued availability does not indicate that we are reaffirming or confirming any of the information contained herein. Neither our website nor its contents are a part of this Proxy Statement.

Website links included in this Proxy Statement are for convenience only. The content in any website links included in this Proxy Statement is not incorporated herein and does not constitute a part of this Proxy Statement.

PROPOSAL 1
AMENDMENT TO SECOND AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT

At the Special Meeting, stockholders will be asked to approve an amendment to Article IV of the Company Certificate of Incorporation (the “Reverse Stock Split Amendment”) to effect a reverse stock split of the Company’s issued and outstanding shares of common stock by a ratio of between one-for-four and one-for-twenty, inclusive (the “Reverse Stock Split”), with the exact ratio to be set at a whole number to be determined by our Board of Directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to December 15, 2023. A vote “FOR” Proposal 1 will constitute approval of the Reverse Stock Split Amendment and will grant the Board the authority to determine whether to implement the Reverse Stock Split and to select the Reverse Stock Split ratio out of the range approved by the Company’s stockholders at the Special Meeting. The Board expects to authorize the consummation of the Reverse Stock Split only if and to the extent necessary to regain and maintain compliance with the Nasdaq listing requirements, as further discussed under “Purpose” below. Upon the effectiveness of the Reverse Stock Split (the “Effective Date”), the issued and outstanding shares of the Company’s common stock immediately prior to the Effective Date will be reclassified into a fewer number of shares based on the Reverse Stock Split ratio selected by the Board.

The Reverse Stock Split, as more fully described below, will not change the number of authorized shares of common stock or the par value of the Company’s common stock.

The description in this Proxy Statement of the proposed Reverse Stock Split Amendment is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Form of Amendment to the Certificate of Incorporation attached to this Proxy Statement as Appendix A which is subject to non-material technical, administrative or similar changes and modifications in the reasonable discretion of the officers of the Company.

Purpose

The sole purpose for the Reverse Stock Split is based on the Board’s belief that the Reverse Stock Split will likely be necessary to maintain the listing of our common stock on the Nasdaq Capital Market. In the event that the Board, in its sole discretion determines to implement the Reverse Stock Split for such purpose, the Board believes that the Reverse Stock Split could also improve the marketability and liquidity of the common stock.

Maintain our listing on the Nasdaq Capital Market.    Our common stock is traded on the Nasdaq Capital Market. On September 30, 2022, the Company was notified by Nasdaq (the “Nasdaq Letter”) that it no longer satisfied the minimum bid price requirement for continued listing, of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2). The Nasdaq Letter provided that the Company has 180 calendar days from the date therein to regain compliance (i.e., until March 29, 2023)(the “Expiration Date”). If the Company fails to regain compliance by the Expiration Date, the Company may be granted a second 180-day grace period, or until September 25, 2023 (the “Second Nasdaq Extension Period”), within which to comply with the Nasdaq minimum bid price requirement, so long as the Company meets The Nasdaq Capital Market initial listing criteria (except for the bid price requirement) and notifies Nasdaq in writing of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. During the compliance period, the common stock will continue to be listed and traded on the Nasdaq Capital Market. If the Company does not regain compliance during the allotted compliance period, our common stock (and our publicly traded warrants) will be subject to delisting by Nasdaq. As of the date of this Proxy Statement, our stock price has not had a minimum bid price of at least $1.00 for at least ten (10) consecutive business days since the date of the Nasdaq Letter. In the event that our stock price satisfies the minimum bid price requirement of at least $1.00 for at least ten (10) consecutive business days without requiring the Reverse Stock Split, the Board may not implement the Reverse Stock Split.

The Board has considered the potential harm to the Company and its stockholders should Nasdaq delist our common stock (and our publicly traded warrants) from the Nasdaq Capital Market. Delisting our common stock (and our publicly traded warrants) could adversely affect the liquidity of our common stock (and our publicly traded warrants) because alternatives, such as the OTCQB Market maintained by OTC Markets, Inc. and/or the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy our common stock (and our publicly traded warrants) on an over-the-counter market. Many investors likely would not buy or sell our common stock (and our publicly traded warrants) due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. The Board of Directors believes that the Reverse Stock Split is a potentially effective means for us to maintain compliance with the rules of Nasdaq and to avoid, or at least mitigate, the likely adverse consequences of our common stock (and our publicly traded warrants) being delisted from the Nasdaq Capital Market by producing the immediate effect of increasing the bid price of our common stock.

Furthermore, the delisting of our common stock from the Nasdaq Capital Market will result in the delisting of our publicly traded warrants from the Nasdaq Capital Market.

Improve the marketability and liquidity of the common stock.    In the event the Board elects to implement the Reverse Stock Split in order to avoid the delisting of our common stock from the Nasdaq Capital Market, we also believe that the increased market price of our common stock expected as a result of implementing the Reverse Stock Split will improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. A reverse stock split could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of our common stock. A reverse stock split could help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted, however, that the liquidity of our common stock may in fact be adversely affected by the proposed Reverse Stock Split given the reduced number of shares of common stock that would be outstanding after the Reverse Stock Split.

For the above reasons, we believe that providing the Board with the ability to effect the Reverse Stock Split, in the event that it determines, in its sole discretion, that implementing the Reverse Stock Split will help us regain and maintain compliance with the Nasdaq listing requirements and, as a result, could also improve the marketability and liquidity of our common stock, is in the best interests of the Company and our stockholders. However, regardless as to whether or not the Board believes that implementing the Reverse Stock Split could help us regain and maintain compliance with the Nasdaq listing requirements, the Board reserves the right not to implement the Reverse Stock Split if it determines, in its sole discretion, that it otherwise would not be in our and our stockholders’ best interests.

Accounting Matters

The par value of the shares of our common stock is not changing as a result of the implementation of the Reverse Stock Split. Our stated capital, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced proportionately on the effective date of the Reverse Stock Split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of our common stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share and other per share amounts will be increased as a result of the Reverse Stock Split because there will be fewer shares of common stock outstanding.

Risks of the Proposed Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with the rules of the Nasdaq.    The Board expects that the Reverse Stock Split of our common stock will increase the market price of our common stock so that we are able to regain and maintain compliance with the Nasdaq minimum bid price listing standard. However, the effect of the Reverse Stock Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied. Under applicable Nasdaq rules, to regain compliance with the $1.00 minimum closing bid price requirement and maintain our listing on the Nasdaq Capital Market, the $1.00 closing bid price must be maintained for a minimum of ten (10) consecutive business days. Accordingly, we cannot assure you that we will be able to maintain our Nasdaq listing after the Reverse Stock Split is effected or that the market price per share after the Reverse Stock Split will exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time.

It is possible that the per share price of our common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split, and the market price per post-Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if we effect the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the stock split. In any case, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post-Reverse Stock Split share of our common stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum stockholders’ equity, the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of round lot holders.

The proposed Reverse Stock Split may decrease the liquidity of our common stock.    The liquidity of our common stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares of common stock that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, investors might consider the increased proportion of unissued authorized shares of common stock to issued shares to have an anti-takeover effect under certain circumstances, because the proportion allows for dilutive issuances which could prevent certain stockholders from changing the composition of the Board or render tender offers for a combination with another entity more difficult to successfully complete. The Board does not intend for the Reverse Stock Split to have any anti-takeover effects.

Principal Effects of the Reverse Stock Split

Common stock.    If this proposal is approved by the stockholders at the Special Meeting and the Board determines to effect the Reverse Stock Split and thus amend the Certificate of Incorporation, the Company will file a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. Except for adjustments that may result from the treatment of fractional shares as described below, each issued share of common stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of common stock based on the exchange ratio within the approved range determined by the Board. In addition, proportional adjustments will be made to the maximum number of shares of common stock issuable under, and other terms of, our stock plans, as well as to the number of shares of common stock issuable under, and the exercise price of, our outstanding options and warrants.

Except for adjustments that may result from the treatment of fractional shares of common stock as described below, because the Reverse Stock Split would apply to all issued shares of our common stock, the proposed Reverse Stock Split would not alter the relative rights and preferences of our existing stockholders nor affect any stockholder’s proportionate equity interest in the Company. For example, a holder of two percent (2%) of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold two percent (2%) of the voting power of the outstanding shares of our common stock immediately after the Reverse Stock Split. Moreover, the number of stockholders of record will not be affected by the Reverse Stock Split. The amendment to the Certificate of Incorporation itself would not change the number of authorized shares of our common stock or the par value thereof. The Reverse Stock Split will have the effect of creating additional unreserved shares of our authorized common stock. Although at present we have no current arrangements or understandings providing for the issuance of the additional shares of common stock that would be made available for issuance upon effectiveness of the Reverse Stock Split, other than those shares needed to satisfy the conversion and/or exercise of the Company’s outstanding convertible notes, warrants and options, these additional shares of common stock may be used by us for various purposes in the future without further stockholder approval, including, among other things:

•        raising capital to fund our operations and to continue as a going concern;

•        establishing strategic relationships with other companies;

•        providing equity incentives to our employees, officers or directors; and

•        expanding our business or product lines through the acquisition of other businesses or products.

While the Reverse Stock Split will make additional shares of common stock available for the Company to use in connection with the foregoing, the primary purpose of the Reverse Stock Split is to increase our stock price in order to regain and maintain compliance with the Nasdaq minimum bid price listing standard, which compliance will be the sole factor in determining the ratio of the Reverse Stock Split.

The following table sets forth the approximate number of issued and outstanding shares of common stock, net income (loss) per share for the nine months ended September 30, 2022, and the approximate exercise prices of our outstanding warrants and options, each in the event of a 1:4 to 1:20 Reverse Stock Split:

	Pre- Reverse Stock Split	After a 1:4 Reverse Stock Split	After a 1:8 Reverse Stock Split	After a 1:10 Reverse Stock Split	After a 1:15 Reverse Stock Split	After a 1:20 Reverse Stock Split
Common Stock authorized(1)	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000
Common Stock outstanding	40,460,494	10,115,124	5,057,562	4,046,050	2,697,367	2,023,025
Number of shares of Common Stock reserved for issuance upon exercise of outstanding warrants(2)	17,285,984	4,321,496	2,160,748	1,728,599	1,152,399	864,300
Number of shares of Common Stock reserved for issuance upon exercise of outstanding options(3)	3,259,121	814,781	407,391	325,913	217,275	162,957
Number of shares of Common Stock reserved for issuance under outstanding equity incentive plans	2,312,740	578,185	289,093	231,274	154,183	115,637
Number of shares of Common Stock authorized but unissued and unreserved	36,681,661	84,170,414	92,085,206	93,668,164	95,778,776	96,834,081

Net income (loss) applicable to Common Stock per share for the quarter ended September 30, 2022	$(0.55)	$(2.20)	$(4.40)	$(5.50)	$(8.25)	$(11.00)
Weighted Average Exercise Price of Outstanding Warrants(2)	$6.13	$24.52	$49.04	$61.30	$91.95	$122.60
Weighted Average Exercise Price of Outstanding Options(3)	$4.23	$16.92	$33.84	$42.30	$63.45	$84.60
Voting Rights of the Class K Special Voting Share	5,275	1,319	660	528	352	264

These estimates do not reflect the potential effects of rounding up of fractional shares that may result from the Reverse Stock Split.

____________

(1)      There will be no change to the 100,000,000 authorized shares of common stock of the Company as a result of the Reverse Stock Split.

(2)     Includes warrants to purchase (a) 2,564,000 shares of common stock with an exercise price of $5.00 per share and an expiration date of February 23, 2026; (b) 63,658 shares of common stock with an exercise price of $5.28 per share and an expiration date of May 2, 2025; (c) 25,000 shares of common stock with an exercise price of $7.07 per share and an expiration date of August 2, 2024; (d) 2,500,000 shares of common stock with an exercise price of $7.50 per share and an expiration date of August 23, 2026; (e) 6,001,250 shares of common stock with an exercise price of $11.50 per share and an expiration date of November 6, 2025; and (f) 6,132,076 shares of common stock with an exercise price of $1.06 per share and an expiration date of January 20, 2028.

(3)      Includes options to purchase (a) 50,000 shares of common stock with an exercise price of $2.49 per share and an expiration date of December 3, 2030; (b) 1,580,000 shares of common stock with an exercise price of $4.43 per share and an expiration date of February 26, 2031; (c) 436,000 shares of common stock with an exercise price of $7.56 per share and an expiration date of August 3, 2031; (d) 675,000 shares of common stock with an exercise price of $3.95 per share and an expiration date of December 8, 2031; and (e) 518,121 shares of common stock with an exercise price of $1.36 per share and an expiration date of August 19, 2032.

Employee Plans, Options, Restricted Stock Awards and Convertible or Exchangeable Securities.    Pursuant to the terms of the 2022 Omnibus Incentive Plan and 2020 Omnibus Incentive Plan (collectively, the “Plans”), the Board or a committee thereof, as applicable, will adjust the number of shares of common stock available for future grant under the Plans, the number of shares of common stock underlying outstanding awards, the exercise price per share of outstanding stock options, and other terms of outstanding awards issued pursuant to the Plans, as well as certain issuance limits set forth in the Plans, to equitably reflect the effects of the Reverse Stock Split. Based upon the Reverse Stock Split ratio determined by the Board, proportionate adjustments are also generally required to be made to the per share exercise price and the number of shares of common stock issuable upon the exercise or conversion of outstanding options, and any convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, and convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares of common stock subject to restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares of common stock. The number of shares of common stock reserved for issuance pursuant to these securities and our Plans will be adjusted proportionately based upon the Reverse Stock Split ratio determined by the Board of Directors, subject to our treatment of fractional shares of common stock. See also the table above.

Warrants.    As a result of the Reverse Stock Split, the number of shares of common stock issuable upon exercise of each outstanding warrant to purchase shares of common stock of the Company, including, but not limited to, our publicly traded warrants, will decrease in proportion to the final reverse stock ratio approved by the Board in connection with the Reverse Stock Split and the exercise price of each outstanding warrant to purchase shares of common stock will increase in proportion to the final reverse stock ratio approved by the Board in connection with the Reverse Stock Split, such that the aggregate exercise price payable upon exercise of each outstanding warrant to purchase shares of common stock of the Company will remain the same both before and after the Reverse Stock Split. See also the table above.

Listing.    Our shares of common stock currently trade on the Nasdaq Capital Market. The Reverse Stock Split will not directly affect the listing of our common stock on the Nasdaq Capital Market, although we believe that the Reverse Stock Split could potentially increase our stock price, facilitating compliance with Nasdaq’s minimum bid price listing requirement. Following the Reverse Stock Split, our common stock will continue to be listed on the Nasdaq Capital Market under the symbol “ATNF,” although our common stock is expected to have a new CUSIP number, a number used to identify our common stock. The Reverse Stock Split will have no effect on our publicly traded warrants, which will continue to trade on the Nasdaq Capital Market under the symbol “ATNFW”, except for proportional adjustments to the number of shares of common stock issuable upon exercise thereof and to the exercise price thereof, and expected adjustments to the trading price thereof mirroring the Reverse Stock Split ratio which will affect our common stock.

“Public Company” Status.    Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the “public company” periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect our status as a public company or this registration under the Exchange Act. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Odd Lot Transactions.    It is likely that some of our stockholders will own “odd-lots” of less than 100 shares of common stock following the Reverse Stock Split. A purchase or sale of less than 100 shares of common stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers, and generally may be more difficult than a “round lot” sale. Therefore, those stockholders who own less than 100 shares of common stock following the Reverse Stock Split may be required to pay somewhat higher transaction costs and may experience some difficulties or delays should they then determine to sell their shares of common stock.

Authorized but Unissued Shares; Potential Anti-Takeover Effects.    Our Certificate of Incorporation presently authorizes 100,000,000 shares of common stock and 5,000,000 shares of blank check preferred stock, a total of one (1) of which authorized shares of preferred stock is designated as the “Class C Special Voting Share” (the “Class C Special Voting Share”); one (1) of which authorized shares of preferred stock is designated as the “Class K Special Voting Share” (the “Class K Special Voting Share,” and together with the Class C Voting Share, the “Special Voting Shares”); and one million (1,000,000) of which authorized shares of preferred stock are designated as “Series A Convertible Preferred Stock” (the “Series A Shares”). The Reverse Stock Split would not change the number of authorized shares of the common stock or blank check preferred stock as designated. Therefore, because the number of issued and outstanding shares of common stock would decrease, the number of shares of common stock remaining available for issuance by us in the future would increase. See also the table above.

Such additional shares would be available for issuance from time to time for corporate purposes such as issuances of common stock in connection with capital-raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible preferred stock, convertible debt, warrants or options convertible into or exercisable for common stock. We believe that the availability of the additional shares of common stock will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of common stock to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares of common stock for issuance under such plans, where the Board determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements under Delaware law and Nasdaq rules. If we issue additional shares of common stock for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially.

The additional shares of our common stock that would become available for issuance upon an effective Reverse Stock Split could also be used by us to oppose a hostile takeover attempt or delay or prevent a change of control or changes in or removal of our management, including any transaction that may be favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares of common stock over then-current market prices or benefit in some other manner. Although the increased proportion of authorized but unissued shares of common stock to issued shares of common stock could, under certain circumstances, have an anti-takeover effect, the Reverse Stock Split is not being proposed in order to respond to a hostile takeover attempt or to an attempt to obtain control of the Company.

The Reverse Stock Split will also have no effect on our designated preferred stock, except for automatic adjustments to the voting and conversion rights associated therewith in proportion to the Board approved Reverse Stock Split ratio, in order for such voting and conversion rights to remain proportional to the common stock of the Company following the Reverse Stock Split. For example, the Reverse Stock Split will have the effect of reducing the voting rights of the Company’s Class K Special Voting Shares in proportion to the final ratio of the Reverse Stock Split approved by the Board which will result in the Class K Special Voting Shares continuing to have the same proportional total voting rights before and after the Reverse Stock Split (see also the table above).

Fractional Shares

We will not issue fractional certificates for post-Reverse Stock Split shares of common stock in connection with the Reverse Stock Split. To the extent any holders of pre-Reverse Stock Split shares of common stock are entitled to fractional shares of common stock as a result of the Reverse Stock Split, the Company will issue an additional share to all holders of fractional shares of common stock.

Determination of the Reverse Stock Split Ratio

The Board believes that stockholder approval of an amendment that gives the board the discretion to implement a reverse stock split at a ratio of between one-for-four and one-for-twenty, inclusive, for the potential Reverse Stock Split is advisable and in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. We believe that the proposed Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will be not more than one-for-twenty, nor less than one-for-four. The Company will publicly announce the chosen ratio at least five business days prior to the effectiveness of the Reverse Stock Split and the Reverse Stock Split will be implemented by the one-year anniversary of the date on which the Special Meeting is held, if at all.

The selection of the specific Reverse Stock Split ratio will be based on several factors, including, among other things:

•        our ability to maintain the listing of our common stock on The Nasdaq Capital Market;

•        the per share price of our common stock immediately prior to the Reverse Stock Split;

•        the expected stability of the per share price of our common stock following the Reverse Stock Split;

•        the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our common stock;

•        prevailing market conditions;

•        general economic conditions in our industry; and

•        our market capitalization before and after the Reverse Stock Split

We believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions.

Potential Consequences if the Reverse Stock Split Proposal is Not Approved

If the Reverse Stock Split is not approved by our stockholders, our Board will not have the authority to effect the Reverse Stock Split to, among other things, facilitate the continued listing of our common stock on The Nasdaq Capital Market by increasing the per share trading price of our Common Stock to help ensure a share price high enough to satisfy the $1.00 per share minimum bid price requirement. Any inability of our Board to effect the Reverse Stock Split could expose us to delisting from The Nasdaq Capital Market.

Effective Date and Time of the Reverse Stock Split

If the Reverse Stock Split is approved by our stockholders, the Reverse Stock Split would become effective, if at all, when the amendment to our Certificate of Incorporation to affect the Reverse Stock Split is accepted and recorded by the office of the Secretary of State of the State of Delaware, or such later effective date and time as set forth in the amendment (the Effective Date). However, notwithstanding approval of the Reverse Stock Split by our stockholders, the Board will have the sole authority to elect whether or not and when (prior to December 15, 2023, the one-year anniversary of the Special Meeting) to amend our Certificate of Incorporation to effect the Reverse Stock Split.

No Dissenters’ Rights

Under Delaware law, our stockholders would not be entitled to dissenters’ rights or rights of appraisal in connection with the implementation of the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Certain United States Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split that are applicable to United States holders (as defined below). It does not address any state, local or non-U.S. income or other tax consequences, or any U.S. federal estate, gift, or other non-income tax consequences. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Treasury Regulations promulgated under the Internal Revenue Code, published rulings and procedures of the Internal Revenue Service, and court decisions, all as of the date hereof. These authorities are subject to change or differing interpretation, possibly on a retroactive basis. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This discussion does not address all U.S. federal income tax consequences relevant to United States holders of common stock. In addition, it does not address consequences relevant to United States holders that are subject to special U.S. tax rules, including, without limitation, stockholders that are:

•        persons who do not hold their common stock as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code;

•        brokers or dealers in securities;

•        banks or other financial institutions;

•        insurance companies;

•        “real estate investment trusts”;

•        “regulated investment companies”;

•        “S corporations”;

•        tax-exempt organizations;

•        governments, agencies or instrumentalities thereof, or entities they control;

•        partnerships, grantor trusts or other entities that are treated as pass-through entities for U.S. federal income tax purposes, and their owners;

•        persons who are subject to the alternative minimum tax provisions of the Internal Revenue Code;

•        persons who hold their shares as part of a hedge, wash sale, synthetic security, conversion transaction, or other integrated transaction;

•        persons that have a functional currency other than the U.S. dollar;

•        traders in securities who elect to apply a mark-to-market method of accounting;

•        persons who hold shares of common stock that may constitute “qualified small business stock” under Section 1202 of the Internal Revenue Code or “Section 1244 stock” for purposes of Section 1244 of the Internal Revenue Code;

•        persons who acquired their shares of stock in a transaction subject to the gain rollover provisions of Section 1045 of the Internal Revenue Code;

•        persons subject to special tax accounting rules as a result of any item of gross income with respect to common stock being taken into account in an “applicable financial statement” (as defined in the Internal Revenue Code);

•        persons deemed to sell common stock under the constructive sale provisions of the Internal Revenue Code;

•        persons who acquired their shares of common stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan or through the exercise of a warrant or conversion rights under convertible instruments; and

•        certain expatriates or former citizens or long-term residents of the United States.

Stockholders subject to any of the special U.S. tax rules that are described in this paragraph are urged to consult their own tax advisors regarding the consequences to them of the Reverse Stock Split.

If an entity that is treated as a partnership for U.S. federal income tax purposes holds common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partnership or a partner of a partnership holding common stock or any other person not addressed by this discussion, you should consult your tax advisors regarding the tax consequences of the Reverse Stock Split.

Consequences to United States holders of the Reverse Stock Split — Generally.

A United States holder, as used herein, is a stockholder that is, for United States federal income tax purposes: (a) a citizen or individual resident of the United States, (b) a corporation or any other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust, if either (i) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) are authorized to control all substantial decisions of the trust or (ii) the trust was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. Accordingly, except for adjustments that may result from the treatment of fractional shares of common stock as described below, no gain or loss should be recognized by a United States holder upon such United States holder’s exchange of pre-Reverse Stock Split shares of common stock for post-Reverse Stock Split shares of common stock pursuant to the Reverse Stock Split. The aggregate adjusted basis of the post-Reverse Stock Split shares of common stock received should equal the aggregate adjusted basis of the pre-Reverse Stock Split shares of common stock exchanged for such new shares (increased by any income or gain recognized on receipt of a whole share in lieu of a fractional share). Except in the case of any portion of a share of common stock treated as a distribution or as to which a United States holder recognizes capital gain as a result of the treatment of fractional shares, discussed below, the United States holder’s holding period for the post-Reverse Stock Split shares of common stock should include the period during which the United States holder held the pre-Reverse Stock Split shares of common stock surrendered. The Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the pre-Reverse Stock Split shares of common stock surrendered to the post-Reverse Stock Split shares of common stock received pursuant to the Reverse Stock Split. United States holders of shares of common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

The treatment of fractional shares of common stock being rounded up to the next whole share is uncertain, and a United States holder that receives a whole share of common stock in lieu of a fractional share of common stock may recognize income, which may be characterized as either capital gain or as a dividend, in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional share to which the United States holder was otherwise entitled. The holding period for the portion of a share of common stock treated as a distribution or as to which a United States holder recognizes gain might not include the holding period of pre-Reverse Stock Split shares of common stock surrendered. United States holders should consult their tax advisors regarding the U.S. federal income tax and other tax consequences of fractional shares being rounded to the next whole share.

Exchange of Stock Certificates

As of the Effective Date, each certificate representing shares of our common stock outstanding before the Reverse Stock Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our common stock resulting from the Reverse Stock Split. All shares underlying options, warrants and other securities exchangeable or exercisable for or convertible into common stock also automatically will be adjusted on the Effective Date.

Our transfer agent, Continental Stock Transfer & Trust Company, will act as the exchange agent for purposes of exchanging stock certificates subsequent to the Reverse Stock Split. Shortly after the Effective Date, stockholders of record will receive written instructions requesting them to complete and return a letter of transmittal and surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Certificates representing shares of common stock issued in connection with the Reverse Stock Split will continue to bear the same restrictive legends, if any, that were borne by the surrendered certificates representing the shares of common stock outstanding prior to the Reverse Stock Split. No new certificates will be issued until such stockholder has surrendered any outstanding certificates, together with the properly completed and executed letter of transmittal, to the exchange agent. Until surrendered, each certificate representing shares of common stock outstanding before the Reverse Stock Split would continue to be valid and would represent the adjusted number of shares of common stock, based on the ratio of the Reverse Stock Split.

Any stockholder whose stock certificates are lost, destroyed or stolen will be entitled to a new certificate or certificates representing post-Reverse Stock Split shares of common stock upon compliance with the requirements that we and our transfer agent customarily apply in connection with lost, destroyed or stolen certificates. Instructions as to lost, destroyed or stolen certificates will be included in the letter of instructions from the exchange agent.

Upon the Reverse Stock Split, we intend to treat stockholders holding our common stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares of common stock are registered in their names. Banks, brokers and other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in “street name.” However, such banks, brokers and other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold your shares in “street name” with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

YOU SHOULD NOT DESTROY YOUR STOCK CERTIFICATES AND YOU SHOULD NOT SEND THEM NOW. YOU SHOULD SEND YOUR STOCK CERTIFICATES ONLY AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM THE EXCHANGE AGENT AND IN ACCORDANCE WITH THOSE INSTRUCTIONS.

If any certificates for shares of common stock are to be issued in a name other than that in which the certificates for shares of common stock surrendered are registered, the stockholder requesting the reissuance will be required to pay to us any transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable and, in addition, (a) the transfer must comply with all applicable federal and state securities laws, and (b) the surrendered certificate must be properly endorsed and otherwise be in proper form for transfer.

Book-Entry Shares

The Company’s registered stockholders may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of common stock. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts. If you hold registered shares of common stock in book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of common stock in registered book-entry form.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock and equity awards granted to them under our equity incentive plans.

Vote Required

Proposal 1 requires the affirmative vote of the holders of a majority of the outstanding stock of the Company entitled to vote thereon. Abstentions and broker non-votes, if any, will have the same effect as a vote against Proposal 1.

Board Recommendation

The Board recommends that you vote “FOR” Proposal 1 to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock by a ratio of between one-for-four and one-for-twenty, inclusive.

PROPOSAL 2
ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES

Overview

We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes to adopt the Reverse Stock Split at the time of the Special Meeting (the “Adjournment Proposal”). We intend to move to adjourn the Special Meeting to enable our Board to solicit additional proxies for approval of the Reverse Stock Split if, at the Special Meeting, the number of shares present in person or by proxy and voting in favor of the proposal is insufficient to approve the proposal. If stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Reverse Stock Split.

Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Reverse Stock Split Amendment, such that the proposal would be defeated, we could adjourn the Special Meeting without a vote on the proposal and seek to convince the holders of those shares to change their votes to vote in favor of adoption of the proposal. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present.

If, after the adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

Notwithstanding the approval or non-approval of this Proposal 2, pursuant to our Amended and Restated Bylaws, any meeting of stockholders may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place, and the approval or non-approval of this Proposal 2 shall not limit such right of the chairman.

Required Vote

Proposal 2 requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon, to be approved. This means that the number of votes cast “FOR” must exceed the combined number of votes “AGAINST” and abstentions (which will each have the same effect as an “AGAINST” vote).

Board Recommendation

The Board recommends unanimously that stockholders vote “FOR” the approval to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

Holders of record of our common stock, Class C Special Voting Shares, and Class K Special Voting Shares, at the close of business on the Record Date, will be entitled to vote at the Special Meeting, on all matters properly presented at the Special Meeting and at any adjournment or postponement thereof.

At the close of business on the Record Date, there were (a) 40,460,494 shares of our common stock outstanding; (b) no shares of our Series A Convertible Preferred Stock outstanding; (c) 1 share of our Class C Special Voting Shares outstanding; and (d) 1 share of our Class K Special Voting Shares outstanding.

The common stock votes one vote on all stockholder matters, the Class C Special Voting Shares, vote 0 voting shares in aggregate; and the Class K Special Voting Shares vote 5,275 voting shares in aggregate. As a result, we had an aggregate of 40,465,769 total voting shares as of the Record Date.

Our stockholders do not have dissenters’ rights or similar rights of appraisal with respect to the proposals described herein.

Security Ownership of Management and Certain Beneficial Owners and Management

The following table sets forth, as of the Record Date, the number and percentage of outstanding shares of our common stock, Class C Special Voting Shares; and Class K Special Voting Shares, beneficially owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (b) each of our directors and officers; and (c) all current directors and officers, as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant or upon conversion of a convertible security) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

Beneficial ownership as set forth below is based on our review of our record stockholders list and public ownership reports filed by certain stockholders of the Company, and may not include certain securities held in brokerage accounts or beneficially owned by the stockholders described below.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Unless otherwise indicated, the business address of each of the entities, directors and executive officers in this table is 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, California 94306.

Name and Address of Beneficial Owners	Number of Common Stock Shares Beneficially Owned		Percent of Common Stock
Directors and Executive Officers
James N. Woody	1,002,196	(1)	2.5%
Jonathan Rothbard	768,782	(2)	1.9%
Ozan Pamir	200,408	(3)	*
Quan Anh Vu	94,979	(4)	*
Lawrence Steinman	627,574	(5)	1.6%
Marc Feldmann	2,834,930	(5)	7.0%
Donald A. McGovern, Jr.	285,032	(6)	*
Larry Gold	115,125	(7)	*
Francis Knuettel II	32,287	(8)	*
Pamela G. Marrone	92,457	(8)	*
Teresa M. DeLuca	44,787	(8)(9)	*
Russell T. Ray	91,355	(8)	*

All officers and directors as a group (12 persons)	6,140,297		15.2%

5% Stockholders
Ron Bauer	2,280,171	(10)	5.6%
Marlene Krauss	2,552,199	(11)	6.3%

____________

*        Less than one percent.

(1)      Includes options to purchase 964,444 shares of common stock at an exercise price of $4.43 per share, which have vested, and/or which vest within 60 days of the Date of Determination.

(2)      Includes options to purchase 208,333 shares of common stock at an exercise price of $3.95 per share, which have vested, and/or which vest within 60 days of the Date of Determination.

(3)      Includes options to purchase 124,000 shares of common stock at an exercise price of $4.43 per share, which have vested, and/or which vest within 60 days of the Date of Determination.

(4)      Includes options to purchase 74,479 shares of common stock at an exercise price of $3.95 per share, which have vested, and/or which vest within 60 days of the Date of Determination.

(5)      Includes options to purchase 25,000 shares of common stock at an exercise price of $3.95 per share, which have vested, and/or which vest within 60 days of the Date of Determination.

(6)      Includes options to purchase 25,000 shares of common stock at an exercise price of $2.49 per share, options to purchase 21,250 shares of common stock at an exercise price of $7.56, and options to purchase 137,198 shares of common stock at an exercise price of $1.36 per share, in each case which have vested, and/or which vest within 60 days of the Date of Determination.

(7)      Includes options to purchase 25,000 shares of common stock at an exercise price of $2.49 per share, and options to purchase 21,250 shares of common stock at an exercise price of $7.56, and options to purchase 3,077 shares of common stock at an exercise price of $1.36 per share, in each case which have vested, and/or which vest within 60 days of the Date of Determination.

(8)      Includes options to purchase 27,979 shares of common stock at an exercise price of $7.56 per share, and options to purchase 4,308 shares of common stock at an exercise price of $1.36 per share, in each case which have vested, and/or which vest within 60 days of the Date of Determination.

(9)      Includes 2,500 shares of common stock held by Teresa M. DeLuca’s spouse, 2,500 shares of common stock held by The Santina Iraggi Irrvoc TR, U/A 11/2/20, an irrevocable trust, of which Teresa M. DeLuca is beneficiary and trustee, and 2,500 shares of common stock held by the REV TR FBO Teresa M Deluca, a revocable trust, of which Teresa M. DeLuca is beneficiary and trustee, all of which shares Teresa M. DeLuca is deemed to beneficially own.

(10)    Includes 1,406,250 shares of common stock held by Tyche Capital LLC (1209 Orange Street, Wilmington, New Castle County, Delaware 19801); and 873,921 shares of common stock held by Theseus Capital Ltd. Mr. Bauer (One Capital Place, Third Floor, P.O. Box 1564, Grand Cayman, Cayman Islands, KY1-1110) beneficially owns the shares of common stock held by Tyche Capital LLC and is the sole member and manager of Tyche Capital LLC. Mr. Bauer beneficially owns the shares of Common Stock held by Theseus Capital Ltd. and is the sole shareholder of Theseus Capital Ltd. Does not include beneficial ownership (voting and/or dispositive power) over the shares held by Astatine Capital Ltd, a Cayman Islands company, whose sole shareholder is Samantha Bauer, the wife of Ronald Bauer. The disclosures above are based on information reported on Schedule 13G filed by Ronald Bauer with the SEC on December 31, 2020, which we do not know or have reason to believe is not complete or accurate and on which we are relying pursuant to applicable SEC regulations. The 1,406,250 shares of common stock held by Tyche Capital LLC are subject to dispute by the Company pursuant to an ongoing lawsuit discussed in greater detail in the Company’s periodic filings. Address: One Capital Place, Third Floor, P.O. Box 1564, Grand Cayman, Cayman Islands, KY1-1110 (Mr. Bauer and Tyche Capital Ltd.) and 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 (Tyche Capital LLC).

(11)    Reflects (A) 298,834 shares of the common stock that are owned directly by Marlene Krauss, M.D., and (B) 1,986,858 shares of the common stock and warrants to purchase up to 236,507 shares of the common stock, that are owned directly by KBL IV Sponsor LLC. KBL IV Sponsor LLC is controlled by its managing member, Marlene Krauss, M.D., the former Chief Executive Officer, and a former member of the Board of Directors, of the Company. Accordingly, Dr. Krauss may be deemed to beneficially own the securities that are directly owned by KBL IV Sponsor LLC. However, Dr. Krauss disclaims beneficial ownership over any securities owned directly by KBL IV Sponsor LLC in which she does not have a pecuniary interest. Address, 30 Park Place, Suite 64B, New York, New York 10007. The disclosures above are based on information reported on Schedule 13D/A filed by KBL IV Sponsor LLC and Marlene Krauss, M.D. with the SEC on December 30, 2020, which we do not know or have reason to believe is not complete or accurate and on which we are relying pursuant to applicable SEC regulations. Address: 30 Park Place, Suite 64B, New York, New York 10007.

Change of Control

The Company is not aware of any arrangements which may at a subsequent date result in a change of control of the Company.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company, as well as some brokers (or other nominees), household the Company’s Proxy Materials, which means that we or they deliver a single Proxy Statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker (or other nominee) or from us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement in the future, or if you are receiving multiple copies of the Proxy Statement and wish for only one copy to be delivered to your household in the future, please notify (i) your broker (or other nominee) if your shares are held in a brokerage or similar account or (ii) the Company if you hold registered shares in your own name. We will promptly deliver a separate Proxy Statement to record stockholders upon written or oral request. You can notify us of your instructions by telephone at (650) 507-0669 or by sending a written request to:

Corporate Secretary
180 Life Sciences Corp.
3000 El Camino Rd., Bldg. 4, Suite 200
Palo Alto, California 94306

COST AND METHOD OF SOLICITATION

We will pay the cost of soliciting proxies. Proxies may be solicited on behalf of the Company by directors, officers or employees of the Company in person or by telephone, facsimile or other electronic means. We will pay Issuer Direct Corporation a fee not to exceed $10,000 plus costs and expenses. In addition, Issuer Direct Corporation and certain related persons may be indemnified against certain liabilities arising out of or in connection with the engagement. As required by the SEC, we also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

STOCKHOLDER PROPOSALS

Proxy Statement Proposals

Pursuant to Rule 14a-8 under the Exchange Act, if a stockholder wants to submit a proposal for inclusion in our proxy materials for the 2023 annual meeting of stockholders, it must be received by our Secretary by no later than December 29, 2022, unless the date of the 2023 annual meeting of stockholders is more than 30 days before or after June 14, 2023, in which case the proposal must be received at least ten (10) days before we begin to print and mail our proxy materials. In order to avoid controversy, stockholders should submit proposals by means, including electronic means, which permit them to prove the date of delivery.

Other Proposals and Nominations

For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2023 annual meeting of stockholders, stockholders are advised to review our Amended and Restated Bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. Accordingly, any such stockholder proposal or director nomination must be received between February 14, 2023 and the close of business on March 16, 2023, for the 2023 annual meeting of stockholders. In the event that the 2023 annual meeting of stockholders is convened more than 45 days prior to or delayed by more than 45 days after June 14, 2023, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the 2023 annual meeting of stockholders and no later than the later of (i) the 90th day prior to the 2023 annual meeting of stockholders and (ii) the tenth day following the day on which we publicly announce the date of the 2023 annual meeting of stockholders. All proposals should be sent to our principal executive offices at 3000 El Camino Rd., Bldg. 4, Suite 200, Palo Alto, California 94306, Attention: Corporate Secretary. These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.

A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable rules of the SEC.

Copies of our Amended and Restated Bylaws are filed as, or incorporated by reference as, an exhibit to our Annual Reports on Form 10-K, which is available at www.sec.gov available by request to the Secretary at 3000 El Camino Rd., Bldg. 4, Suite 200, Palo Alto, California 94306.

In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b).

All submissions to, or requests from, the Secretary of the Company should be made to: 180 Life Sciences Corp., 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, CA, 94306.

AVAILABLE INFORMATION

The Company’s Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website on the Internet, www.180lifesciences.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. Information on our website does not constitute part of this proxy statement.

The Company will provide, without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any of the filings described above. Individuals may request a copy of such information by sending a request to the Company, Attn: Corporate Secretary, 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, California 94306.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

The Board has established a process for stockholders to send communications to our Board or any individual director. Stockholders may send written communications to the Board or any director to 180 Life Sciences Corp., Board of Directors, c/o Interim Chief Financial Officer, 3000 El Camino Rd., Bldg. 4, Suite 200, Palo Alto, California 94306.

OTHER BUSINESS

We are not aware of any other matters other than the foregoing to be brought before the Special Meeting. If other matters are properly introduced, the persons named in the accompanying proxy will vote the shares they represent according to their judgment.

Sincerely,

Sir Marc Feldmann, Ph.D.	Lawrence Steinman, M.D.
Executive Co-Chairman	Executive Co-Chairman

Appendix A

FORM OF
CERTIFICATE OF AMENDMENT
OF
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
180 LIFE SCIENCES CORP.

180 Life Sciences Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: The name of the corporation is 180 Life Sciences Corp.

SECOND: The original name of the Company was KBL Merger Corp. IV. The date on which the Company’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware is September 7, 2016. The Amended and Restated Certificate of Incorporation of the Company was filed with the Secretary of State of the State of Delaware on June 2, 2017. The Second Amended and Restated Certificate of Incorporation of the Company was filed with the Secretary of State of the State of Delaware on November 6, 2020.

THIRD: The Board of Directors of the Company (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware (the “DGCL”), adopted resolutions approving and deeming advisable an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate”), as follows:

RESOLVED: That Article IV of the Second Amended and Restated Certificate of Incorporation of the Corporation be and it hereby is amended to add the following paragraph as follows:

“4.6. Reverse Stock Split of Outstanding Common Stock. Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), each share of Common Stock, either issued and outstanding or held by the corporation as treasury stock, in each case immediately prior to the Effective Time (the “Old Common Stock”), shall be automatically reclassified as and converted into [4 to 20, depending on the final ratio approved by the Board of Directors] shares of Common Stock (the “New Common Stock”). No fractional shares of the New Common Stock shall be issued in connection with the reverse stock split. To the extent any holders of shares of the Old Common Stock are entitled to fractional shares of the New Common Stock as a result of the Reverse Stock Split, the Company will issue an additional share of New Common Stock to all holders of fractional shares of the Old Common Stock. Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock, shall from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which such shares of Old Common Stock shall have been reclassified pursuant to this Certificate of Amendment. The Reverse Stock Split shall have no effect on the number of authorized shares of capital stock, previously designated series of preferred stock (except to the extent such reverse stock split results in an adjustment to the conversion ratios thereof), or the par value thereof as set forth above in the preceding paragraphs.”

RESOLVED: That except as expressly amended hereby no other aspect of such Article IV shall be modified hereby.

FOURTH: The foregoing amendment was submitted to the stockholders of the Company for their approval at a special meeting of stockholders which was duly called and held, upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment. Accordingly, said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

FIFTH: This Certificate of Amendment shall become effective on [_____], 2022 at [_____] Eastern Time.

A-1

IN WITNESS WHEREOF, 180 Life Sciences Corp. has caused this certificate to be signed by Ozan Pamir, its Interim Chief Financial Officer, this            day of            , 2022.

180 LIFE SCIENCES CORP.
By:
Its:
Printed Name:

A-2

180 LIFE SCIENCES CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Please ensure you fold then detach and retain this portion of this Proxy SPECIAL MEETING OF STOCKHOLDERS THURSDAY, DECEMBER 15, 2022 AT 9 A.M. PACIFIC TIME CONTROL ID: REQUEST ID: The undersigned stockholder of 180 Life Sciences Corp., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement of the Company, each dated on or around November 16, 2022, and hereby appoints James N. Woody, M.D., Ph.D. and Ozan Pamir (the “Proxies”) or any one of them, with full power of substitution and resubstitution, and authority to act in the absence of the other, each as proxies and attorneys-in-fact, to cast all votes that the undersigned is entitled to cast at, and with all powers that the undersigned would possess if personally present at, the Special Meeting of Stockholders of the Company, to be held virtually on Thursday, December 15, 2022, at 9 a.m. Pacific Time, virtually via live audio webcast at https://agm.issuerdirect.com/ATNF (please note this link is case sensitive), and at any adjournment or postponement thereof, and to vote all shares of the Company that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and all such other business as may properly come before the meeting. I/we hereby revoke all proxies previously given. (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.) VOTING INSTRUCTIONS If you vote by phone, fax or internet, please DO NOT mail your proxy card. MAIL: Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope. FAX: Complete the reverse portion of this Proxy Card and Fax to 202-521-3464. INTERNET: https://www.iproxydirect.com/atnf PHONE: 1-866-752-VOTE(8683)

SPECIAL MEETING OF THE STOCKHOLDERS OF 180 LIFE SCIENCES CORP PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” FOR PROPOSAL 1 AND 2. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Proposal 1 FORAGAINST ABSTAIN Proposal to approve an amendment to our Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of our common stock, par value $0.0001 per share, by a ratio of between one-for-four and one-for-twenty, inclusive, with the exact ratio to be set at a whole number to be determined by our board of directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to December 15, 2023. CONTROL ID: REQUEST ID: Proposal 2 FORAGAINST ABSTAIN Proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: This Proxy, when properly executed will be voted as provided above, or if no contrary direction is indicated, it will be voted “For” Proposals 1 and 2, and for all such other business as may properly come before the meeting in the sole determination of the Proxies. MARK HERE FOR ADDRESS CHANGE New Address (if applicable): IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Dated: , 2022 (Print Name of Stockholder and/or Joint Tenant) (Signature of Stockholder) (Second Signature if held jointly)